                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2000


                                    Citicorp

               (Exact name of registrant as specified in charter)





          Delaware                     1-5738                  06-1515595
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                   Identification Number)



399 Park Avenue, New York, New York                              10043
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number,
including area code:                                       (212) 559-1000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                  Page
                                                 -----
Unaudited Pro Forma Condensed                       3
   Combined Financial Statements

Financial Statements of Associates                 12
  First Capital Corporation and
  Subsidiaries

Exhibit 23.1    Consent of Ernst & Young LLP

Exhibit 99.1    Excerpts from Quarterly Report
                on Form 10-Q for the quarterly
                period ended June 30, 2000 of
                Associates First Capital
                Corporation

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On October 10, 2000, Citigroup Inc. (Citigroup) filed a Form S-4 registration statement disclosing that it had agreed to acquire Associates
First Capital Corp. (Associates) through a merger of Associates with a wholly owned subsidiary of Citigroup (the Merger). The Merger, which is expected to be completed in the fourth quarter of 2000, is expected to be accounted for under the pooling of interests method. In connection with the proposed transaction, Associates will be merged with Citicorp, a wholly owned subsidiary of Citigroup. The assets and liabilities of both companies will be combined at historical cost. Historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Associates. The Merger is subject to customary closing conditions, including regulatory and Associates stockholder approval.

The following unaudited pro forma condensed combined statement of financial condition combines the historical consolidated statement of financial condition of Citicorp and the historical consolidated statement of financial condition of Associates giving effect to the merger as though the transaction had been consummated on June 30, 2000. The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Citicorp and Associates giving effect to the merger as if it had occurred on January 1, 1997. This information should be read in conjunction with the accompanying notes hereto; the separate historical financial statements of Citicorp as of June 30, 2000 and for the six months ended June 30, 2000 and 1999, and for each of the three years ended December 31, 1999 which are contained in Citicorp's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, respectively; and the separate historical financial statements of Associates as of June 30, 2000 and for the six months ended June 30, 2000 and 1999, and for each of the three years ended December 31, 1999 which are contained in Associates' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, respectively.

The pro forma financial data is not necessarily indicative of the results of operations that would have occurred had the merger been consummated or of future operations of the combined company.

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                               AS OF JUNE 30, 2000
                                  (IN MILLIONS)


                                                                     CITICORP      ASSOCIATES        PRO FORMA         PRO FORMA
                                                                    HISTORICAL     HISTORICAL        ADJUSTMENT        COMBINED
                                                                    ----------     ----------        ----------        --------
ASSETS
Cash and due from banks                                                 $ 9,358         $ 1,334                           $ 10,692
Deposits at interest with banks                                          12,648               -                             12,648
Securities, at fair value
     Available for sale and short-term and other                         45,378           8,011                             53,389
     Venture capital                                                      5,256               -                              5,256
Trading account assets                                                   32,381               -                             32,381
Loans held for sale                                                       8,081           3,514                             11,595
Federal funds sold and securities purchased under resale
     agreements                                                           5,493               -                              5,493
Loans, net
     Consumer                                                           162,943          44,357                            207,300
     Commercial                                                         111,003          23,728                            134,731
                                                                   -------------  --------------   ---------------   --------------
Loans, net of unearned income                                           273,946          68,085                 -          342,031
     Allowance for credit losses                                         (6,736)         (2,116)                            (8,852)
                                                                   -------------  --------------   ---------------   --------------
         Total loans, net                                               267,210          65,969                 -          333,179
Customers' acceptance liability                                           1,115               -                              1,115
Premises and equipment, net                                               4,974             736                              5,710
Interest and fees receivable                                              4,088             718                              4,806
Other assets                                                             27,838           8,383                             36,221
                                                                   -------------  --------------   ---------------   --------------
     Total assets                                                      $423,820        $ 88,665               $ -         $512,485
                                                                   =============  ==============   ===============   ==============
LIABILITIES
Non-interest-bearing deposits in U.S. offices                           $20,033             $ -                           $ 20,033
Interest-bearing deposits in U.S. offices                                53,383               -                             53,383
Non-interest-bearing deposits in offices outside the U.S.                13,351               -                             13,351
Interest-bearing deposits in offices outside the U.S.                   199,181               -                            199,181
                                                                   -------------  --------------   ---------------   --------------
     Total deposits                                                     285,948               -                 -          285,948
Trading account liabilities                                              22,641               -                             22,641
Purchased funds and other borrowings                                     33,545          31,263                             64,808
Acceptances outstanding                                                   1,173               -                              1,173
Accrued taxes and other expenses                                          8,431           3,991                             12,422
Other liabilities                                                        14,664             964                             15,628
Long-term debt                                                           27,415          42,153                             69,568
STOCKHOLDERS' EQUITY
Common stock                                                                  -               7                                  7
Additional paid-in capital                                                7,064           5,282               (35)          12,311
Retained earnings                                                        23,310           5,116                             28,426
Treasury stock                                                                -             (35)               35                -
Accumulated other changes in equity from nonowner                                                                                -
     sources                                                               (371)            (76)                              (447)
                                                                   -------------  --------------   ---------------   --------------
     Total stockholders' equity                                          30,003          10,294                 -           40,297
                                                                   -------------  --------------   ---------------   --------------
         Total liabilities and stockholders' equity                    $423,820        $ 88,665               $ -         $512,485
                                                                   =============  ==============   ===============   ==============

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                  (IN MILLIONS)

                                                               CITICORP        ASSOCIATES     PRO FORMA
                                                              HISTORICAL        HISTORICAL     COMBINED
                                                              ----------        ----------     --------
INTEREST REVENUE
Loans, including fees                                          $12,476         $ 4,615         $17,091
Deposits with banks                                                532               -             532
Federal fund sold and securities
     purchased under resale agreements                             171               -             171
Securities, including dividends                                  1,611             287           1,898
Trading account assets                                             470               -             470
Loans held for sale                                                291               -             291
                                                               -------         -------         -------
                                                                15,551           4,902          20,453
INTEREST EXPENSE
Deposits                                                         6,001               -           6,001
Trading account liabilities                                         33               -              33
Purchased funds and other borrowings                             1,090             754           1,844
Long-term debt                                                     931           1,255           2,186
                                                               -------         -------         -------
                                                                 8,055           2,009          10,064
NET INTEREST REVENUE                                             7,496           2,893          10,389
PROVISION FOR CREDIT LOSSES                                      1,462             901           2,363
                                                               -------         -------         -------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES           6,034           1,992           8,026
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and commissions                                             4,498           1,494           5,992
Foreign exchange                                                   820               -             820
Trading account liabilities                                        680               -             680
Securities transactions                                            297               -             297
Other revenue                                                    2,760               -           2,760
                                                               -------         -------         -------
                                                                 9,055           1,494          10,549
OPERATING EXPENSE
Salaries                                                         3,429             748           4,177
Employee benefits                                                  640             184             824
                                                               -------         -------         -------
     Total employee                                              4,069             932           5,001
Net premises and equipment                                       1,271             146           1,417
Restructuring - related items                                       24               -              24
Other expense                                                    3,708           1,283           4,991
                                                               -------         -------         -------
                                                                 9,072           2,361          11,433
                                                               -------         -------         -------
INCOME BEFORE INCOME TAXES                                       6,017           1,125           7,142
INCOME TAXES                                                     2,205             416           2,621
                                                               -------         -------         -------
NET INCOME                                                     $ 3,812         $   709         $ 4,521
                                                               =======         =======         =======

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (IN MILLIONS)

                                                           CITICORP       ASSOCIATES          PRO FORMA
                                                           HISTORICAL      HISTORICAL          COMBINED
                                                           ----------      ----------          --------
INTEREST REVENUE
Loans, including fees                                      $11,364            $ 4,546            $15,910
Deposits with banks                                            494                 --                494
Federal fund sold and securities
     purchased under resale agreements                         238                 --                238
Securities, including dividends                              1,995                366              2,361
Trading account assets                                         374                 --                374
Loans held for sale                                            286                 --                286
                                                           -------            -------            -------
                                                            14,751              4,912             19,663
INTEREST EXPENSE
Deposits                                                     5,432                 --              5,432
Trading account liabilities                                     38                 --                 38
Purchased funds and other borrowings                         1,145                666              1,811
Long-term debt                                                 932              1,259              2,191
                                                           -------            -------            -------
                                                             7,547              1,925              9,472
NET INTEREST REVENUE                                         7,204              2,987             10,191
PROVISION FOR CREDIT LOSSES                                  1,519                727              2,246
                                                           -------            -------            -------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES       5,685              2,260              7,945
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and commissions                                         3,554              1,023              4,577
Foreign exchange                                               856                 --                856
Trading account liabilities                                    442                 --                442
Securities transactions                                        174                 --                174
Other revenue                                                1,614                 --              1,614
                                                           -------            -------            -------
                                                             6,640              1,023              7,663
OPERATING EXPENSE
Salaries                                                     3,102                691              3,793
Employee benefits                                              640                165                805
                                                           -------            -------            -------
     Total employee                                          3,742                856              4,598
Net premises and equipment                                   1,232                132              1,364
Restructuring - related items                                  126                 --                126
Other expense                                                3,287              1,183              4,470
                                                           -------            -------            -------
                                                             8,387              2,171             10,558
                                                           -------            -------            -------
INCOME BEFORE INCOME TAXES                                   3,938              1,112              5,050
INCOME TAXES                                                 1,480                417              1,897
                                                           -------            -------            -------
NET INCOME                                                 $ 2,458            $   695            $ 3,153
                                                           =======            =======            =======

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (IN MILLIONS)

                                                                                  CITICORP       ASSOCIATES       PRO FORMA
                                                                                 HISTORICAL      HISTORICAL        COMBINED
                                                                                 ----------      ----------        --------
INTEREST REVENUE
Loans, including fees                                                               $ 22,927          $ 9,106         $ 32,033
Deposits with banks                                                                    1,002                -            1,002
Federal fund sold and securities
     purchased under resale agreements                                                   402                -              402
Securities, including dividends                                                        3,670              712            4,382
Trading account assets                                                                   692                -              692
Loans held for sale                                                                      549                -              549
                                                                                -------------   --------------  ---------------
                                                                                      29,242            9,818           39,060
INTEREST EXPENSE
Deposits                                                                              10,775                -           10,775
Trading account liabilities                                                               88                -               88
Purchased funds and other borrowings                                                   1,984            1,364            3,348
Long-term debt                                                                         1,853            2,542            4,395
                                                                                -------------   --------------  ---------------
                                                                                      14,700            3,906           18,606
NET INTEREST REVENUE                                                                  14,542            5,912           20,454
PROVISION FOR CREDIT LOSSES                                                            2,837            1,506            4,343
                                                                                -------------   --------------  ---------------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES                                11,705            4,406           16,111
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and commissions                                                                   7,547            2,313            9,860
Foreign exchange                                                                       1,569                -            1,569
Trading account liabilities                                                              888                -              888
Securities transactions                                                                  332                -              332
Other revenue                                                                          3,270                -            3,270
                                                                                -------------   --------------  ---------------
                                                                                      13,606            2,313           15,919
OPERATING EXPENSE
Salaries                                                                               6,270            1,394            7,664
Employee benefits                                                                      1,333              306            1,639
                                                                                -------------   --------------  ---------------
     Total employee                                                                    7,603            1,700            9,303
Net premises and equipment                                                             2,505              270            2,775
Restructuring - related items                                                            154                -              154
Other expense                                                                          6,756            2,372            9,128
                                                                                -------------   --------------  ---------------
                                                                                      17,018            4,342           21,360
                                                                                -------------   --------------  ---------------
INCOME BEFORE INCOME TAXES                                                             8,293            2,377           10,670
INCOME TAXES                                                                           3,098              887            3,985
                                                                                -------------   --------------  ---------------
NET INCOME                                                                           $ 5,195          $ 1,490          $ 6,685
                                                                                =============   ==============  ===============

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (IN MILLIONS)

                                                              CITICORP       ASSOCIATES       PRO FORMA
                                                             HISTORICAL      HISTORICAL        COMBINED
                                                             ----------      ----------        --------
INTEREST REVENUE
Loans, including fees                                          $22,545         $ 7,910         $30,455
Deposits with banks                                              1,070               -           1,070
Federal fund sold and securities
     purchased under resale agreements                             738               -             738
Securities, including dividends                                  3,028             343           3,371
Trading account assets                                           1,059               -           1,059
Loans held for sale                                                533               -             533
                                                               -------         -------         -------
                                                                28,973           8,253          37,226
INTEREST EXPENSE
Deposits                                                        11,511               -          11,511
Trading account liabilities                                        269               -             269
Purchased funds and other borrowings                             2,146           1,221           3,367
Long-term debt                                                   1,745           1,976           3,721
                                                               -------         -------         -------
                                                                15,671           3,197          18,868
NET INTEREST REVENUE                                            13,302           5,056          18,358
PROVISION FOR CREDIT LOSSES                                      2,751           1,284           4,035
                                                               -------         -------         -------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES          10,551           3,772          14,323
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and commissions                                             6,457           1,124           7,581
Foreign exchange                                                 1,628               -           1,628
Trading account liabilities                                        265               -             265
Securities transactions                                            524               -             524
Other revenue                                                    2,502               -           2,502
                                                               -------         -------         -------
                                                                11,376           1,124          12,500
OPERATING EXPENSE
Salaries                                                         6,028           1,010           7,038
Employee benefits                                                1,403             280           1,683
                                                               -------         -------         -------
     Total employee                                              7,431           1,290           8,721
Net premises and equipment                                       2,207             198           2,405
Restructuring - related items                                    1,011               -           1,011
Other expense                                                    6,362           1,468           7,830
                                                               -------         -------         -------
                                                                17,011           2,956          19,967
                                                               -------         -------         -------
INCOME BEFORE INCOME TAXES                                       4,916           1,940           6,856
INCOME TAXES                                                     1,820             717           2,537
                                                               -------         -------         -------
NET INCOME                                                     $ 3,096         $ 1,223         $ 4,319
                                                               =======         =======         =======

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                  CITICORP AND ASSOCIATES FIRST CAPTIAL CORP.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (IN MILLIONS)

                                                              CITICORP       ASSOCIATES       PRO FORMA
                                                              HISTORICAL      HISTORICAL        COMBINED
                                                              ----------      ----------        --------
INTEREST REVENUE
Loans, including fees                                          $20,371         $ 7,560         $27,931
Deposits with banks                                                995               -             995
Federal fund sold and securities
     purchased under resale agreements                             872               -             872
Securities, including dividends                                  2,269             218           2,487
Trading account assets                                           1,012               -           1,012
Loans held for sale                                                440               -             440
                                                               -------         -------         -------
                                                                25,959           7,778          33,737
INTEREST EXPENSE
Deposits                                                         9,615               -           9,615
Trading account liabilities                                        310               -             310
Purchased funds and other borrowings                             1,970           1,073           3,043
Long-term debt                                                   1,760           1,702           3,462
                                                               -------         -------         -------
                                                                13,655           2,775          16,430
NET INTEREST REVENUE                                            12,304           5,003          17,307
PROVISION FOR CREDIT LOSSES                                      2,197           1,378           3,575
                                                               -------         -------         -------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES          10,107           3,625          13,732
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and commissions                                             5,991             501           6,492
Foreign exchange                                                 1,486               -           1,486
Trading account liabilities                                        241               -             241
Securities transactions                                            668               -             668
Other revenue                                                    2,094               -           2,094
                                                               -------         -------         -------
                                                                10,480             501          10,981
OPERATING EXPENSE
Salaries                                                         5,416             866           6,282
Employee benefits                                                1,346             244           1,590
                                                               -------         -------         -------
     Total employee                                              6,762           1,110           7,872
Net premises and equipment                                       1,992             160           2,152
Restructuring - related items                                      880               -             880
Other expense                                                    4,844           1,216           6,060
                                                               -------         -------         -------
                                                                14,478           2,486          16,964
                                                               -------         -------         -------
INCOME BEFORE INCOME TAXES                                       6,109           1,640           7,749
INCOME TAXES                                                     2,268             608           2,876
                                                               -------         -------         -------
NET INCOME                                                     $ 3,841         $ 1,032         $ 4,873
                                                               =======         =======         =======

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

                CITICORP INC. AND ASSOCIATES FIRST CAPITAL CORP.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.   DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On October 10, 2000, Citigroup Inc. (Citigroup) filed a Form S-4 registration statement disclosing that it had agreed to acquire Associates First Capital Corp. (Associates) through a merger of Associates with a wholly owned subsidiary of Citigroup (the Merger). The Merger, which is expected to be completed in the fourth quarter of 2000, is expected to be accounted for under the pooling of interests method. In connection with the proposed transaction, Associates will be merged with Citicorp, a wholly owned subsidiary of Citigroup. The assets and liabilities of both companies will be combined at historical cost. Historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Associates. The Merger is subject to customary closing conditions, including regulatory and Associates stockholder approval.

2.   ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATIONS

     Citicorp and Associates are in the process of reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate either Citicorp's or Associates' financial statements to conform to those accounting policies and classifications that are determined to be most appropriate.

3.   INTERCOMPANY TRANSACTIONS

     Transactions between Citicorp and Associates are not material in relation to the pro forma combined financial statements and therefore intercompany balances have not been eliminated from the pro forma combined accounts.

4.   PRO FORMA ADJUSTMENTS

     The pro forma adjustments at June 30, 2000 reflect the cancellation and retirement of all Associates common stock held in treasury pursuant to the Merger Agreement.

5.   RESTRUCTURING CHARGES AND FUTURE COST SAVINGS

     The pro forma financial statements do not reflect any restructuring costs related to the Merger. Management has not yet determined the amount of such costs; however, a restructuring charge may be recorded after the consummation of the Merger. Management does not anticipate that any such charge will be material to the financial position of the combined company.

     The pro forma financial statements do not reflect cost savings that may result from the reduction of overhead expenses, changes in corporate infrastructure and the elimination of redundant expenses. Although management expects that cost savings will result from the merger, there can be no assurance that cost savings will be achieved.

                CITICORP INC. AND ASSOCIATES FIRST CAPITAL CORP.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL STATEMENTS - (CONTINUED)

     The statements contained in note 5 above may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on management's expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Citicorp undertakes no obligation to update publicly or revise any forward-looking statements.

                          REPORT OF INDEPENDENT AUDITORS

Board of Directors
Associates First Capital Corporation

     We have audited the accompanying consolidated balance sheet of Associates First Capital Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Associates First Capital Corporation and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                            ERNST & YOUNG LLP

Dallas, Texas
January 27, 2000

                      ASSOCIATES FIRST CAPITAL CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

REVENUE
  Finance charges...........................................  $ 9,106.4
  Servicing related income..................................    1,256.8
  Insurance premiums........................................    1,055.7
  Investment and other income...............................      712.3
                                                              ---------
                                                               12,131.2
EXPENSES
  Interest expense..........................................    3,906.5
  Operating expenses........................................    3,894.4
  Provision for losses on finance receivables...............    1,506.4
  Insurance benefits paid or provided.......................      447.0
                                                              ---------
                                                                9,754.3
                                                              ---------
EARNINGS BEFORE PROVISION FOR INCOME TAXES..................    2,376.9
PROVISION FOR INCOME TAXES..................................      886.5
                                                              ---------
NET EARNINGS................................................  $ 1,490.4
                                                              =========
NET EARNINGS PER SHARE
  Basic.....................................................  $    2.05
                                                              =========
  Diluted...................................................  $    2.04
                                                              =========

                See notes to consolidated financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                             (DOLLARS IN MILLIONS)

                                     ASSETS

CASH AND CASH EQUIVALENTS...................................  $ 1,026.3
INVESTMENTS IN DEBT AND EQUITY SECURITIES...................    7,176.5
FINANCE RECEIVABLES, net of unearned finance income,
  allowance for credit losses and insurance policy and
  claims reserves...........................................   65,656.8
OTHER ASSETS................................................    9,097.2
                                                              ---------
          Total assets......................................  $82,956.8
                                                              =========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
NOTES PAYABLE, unsecured short-term
  Commercial Paper..........................................  $25,991.9
  Bank Loans................................................    1,261.5
ACCOUNTS PAYABLE AND ACCRUALS...............................    4,498.9
LONG-TERM DEBT
  Senior Notes..............................................   40,978.8
  Subordinated and Capital Notes............................      425.2
                                                              ---------
                                                               41,404.0
STOCKHOLDERS' EQUITY
  Series A Junior Participating Preferred Stock, $0.01 par
     value, 734,500 shares authorized, no shares issued or
     outstanding............................................         --
  Class A Common Stock, $0.01 par value, 1,150,000,000
     shares authorized and 728,747,443 shares issued........        7.3
  Class B Common Stock, $0.01 par value, 144,118,820 shares
     authorized, no shares issued or outstanding............         --
  Paid-in Capital...........................................    5,282.1
  Retained Earnings.........................................    4,501.8
  Accumulated Other Comprehensive Income....................       44.7
  Less 597,785 shares of Class A Common Stock held at cost
     in Treasury............................................      (35.4)
                                                              ---------
          Total stockholders' equity........................    9,800.5
                                                              ---------
          Total liabilities and stockholders' equity........  $82,956.8
                                                              =========

                See notes to consolidated financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                      ACCUMULATED
                                                                         OTHER                      TOTAL
                                      COMMON   PAID-IN    RETAINED   COMPREHENSIVE   TREASURY   STOCKHOLDERS'
                                      STOCK    CAPITAL    EARNINGS      INCOME        STOCK        EQUITY
                                      ------   --------   --------   -------------   --------   -------------
DECEMBER 31, 1998...................    7.3     5,273.7    3,178.9       106.8         (40.2)      8,526.5
  Comprehensive income
    Net Earnings....................                       1,490.4                                 1,490.4
    Other comprehensive loss, net of
      tax...........................                                     (62.1)                      (62.1)
                                                          --------      ------                    --------
         Total comprehensive
           income...................                       1,490.4       (62.1)                    1,428.3
  Cash dividends on Common Stock
    ($0.23 per share)...............                        (167.5)                                 (167.5)
  Treasury stock and other..........                8.4                                  4.8          13.2
                                       ----    --------   --------      ------        ------      --------
DECEMBER 31, 1999...................   $7.3    $5,282.1   $4,501.8      $ 44.7        $(35.4)     $9,800.5
                                       ====    ========   ========      ======        ======      ========

                See notes to consolidated financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN MILLIONS)

Cash Flows from Operating Activities
  Net earnings..............................................  $  1,490.4
  Adjustments to reconcile net earnings for non-cash and
     other operating activities:
     Provision for losses on finance receivables............     1,506.4
     Amortization of goodwill and other intangible assets...       234.0
     Depreciation and other amortization....................       278.0
     Increase in insurance policy and claims reserves.......       131.7
     Decrease in accounts payable and accruals..............    (1,207.1)
     Deferred income taxes..................................       173.3
     Net gains on sale of assets and other..................      (155.2)
                                                              ----------
          Net cash provided from operating activities.......     2,451.5
                                                              ----------

Cash Flows from Investing Activities
  Finance receivables originated or purchased...............   (64,840.7)
  Finance receivables liquidated............................    55,705.9
  Proceeds from securitizations and sales of finance
     receivables............................................     7,285.7
  Sale of finance businesses and branches...................     2,216.8
  Acquisitions of other finance businesses, net.............    (4,170.5)
  Purchases of available-for-sale securities................    (2,503.5)
  Sales and maturities of available-for-sale securities.....     1,497.6
  Increase in other assets..................................      (925.9)
                                                              ----------
          Net cash used for investing activities............    (5,734.6)
                                                              ----------

Cash Flows from Financing Activities
  Issuance of long-term debt................................     9,892.7
  Retirement of long-term debt..............................    (9,015.7)
  Decrease in notes payable.................................    (1,279.3)
  Cash dividends............................................      (167.5)
  Treasury stock and other..................................        22.4
                                                              ----------
          Net cash used for from financing activities.......      (547.4)
Effect of foreign currency translation adjustment on cash...       191.2
                                                              ----------
Decrease in cash and cash equivalents.......................    (3,639.3)
Cash and cash equivalents at beginning of year..............     4,665.6
                                                              ----------
Cash and cash equivalents at end of year....................  $  1,026.3
                                                              ==========
Cash paid for:
  Interest..................................................  $  3,889.4
                                                              ==========
  Income taxes..............................................  $    641.1
                                                              ==========

                See notes to consolidated financial statements.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

     Associates First Capital Corporation ("First Capital" or the "Company"), a Delaware corporation, is a leading diversified financial services organization providing finance, leasing, insurance and related services to individual consumers and businesses in the United States and internationally.

     From October 31, 1989 to April 7, 1998, First Capital was a subsidiary of Ford FSG, Inc. and an indirect-owned subsidiary of Ford Motor Company ("Ford"). On May 8, 1996, the Company made an initial public offering of 67 million shares of its Class A Common Stock representing a 19.3% interest in the Company. On April 7, 1998, Ford completed a spin-off (the "Spin-Off") of its 80.7% interest in First Capital in the form of a tax-free distribution of its First Capital Class A Common Stock to Ford common and Class B stockholders. Immediately prior to, and in connection with the Spin-Off, all of the issued and outstanding shares of the Company's Class B Common Stock were converted at par value to an equal number of shares of the Company's Class A Common Stock. Effective with this distribution, First Capital was no longer a subsidiary of Ford and become a fully independent company.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies:

  Basis of Presentation and Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany balances and transactions. Certain prior period amounts have been reclassified to conform to the current period presentation.

     The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the use of management estimates. These estimates are subjective in nature and involve matters of judgment. Actual results could differ from these estimates.

  Revenue Recognition

     Finance charges on receivables are recognized as revenue using the interest (actuarial) method. Premiums and discounts on purchased receivables are considered as yield adjustments. The unamortized balance is included in finance receivables and the associated amortization is included in finance charge revenue. Finance charge accruals are generally suspended when the accounts become 60 days contractually delinquent. The accrual is resumed when the loan becomes contractually current. At December 31, 1999, net finance receivables on which revenue was not being accrued approximated $1.9 billion. The interest income that would have been recorded in 1999 if these nonaccruing receivables had been current was approximately $51 million.

     Insurance premiums are recorded as unearned premiums when collected or when written and are subsequently amortized into income based on the nature and term of the underlying insurance contracts. The methods of amortization used are pro rata, sum-of-the-years-digits and a combination thereof.

     Gains or losses on sales of securities classified as available-for-sale are included in investment and other income when realized. Unrealized gains or losses on securities classified as available-for-sale are reported, net of tax, as a component of accumulated other comprehensive income. Realized and unrealized gains or losses on trading securities (principally preferred stock) are included in investment and other income as incurred. The cost basis of securities sold is determined by the first-in, first-out method.

  Advertising Costs

     Advertising costs are expensed as incurred. The advertising costs for 1999 was $272 million.

                      ASSOCIATES FIRST CAPITAL CORPORATION

  Receivables Sold with Servicing Retained

     The Company periodically securitizes certain pools of receivables in both public and private markets and accounts for such transactions in accordance with Statement of Financial Accounting Standards No. 125 ("SFAS 125"), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Under SFAS 125, a sale is recognized when control over the receivables is relinquished. In applying SFAS 125, the Company recognizes the resulting gains at the time of initial sale and each subsequent sale for revolving receivable arrangements. Initial gains on securitization transactions are recorded in the consolidated statement of earnings as investment and other income. The income earned on securitization related securities retained by the Company, including the recognition of the yield on such securities as well as subsequent sales for revolving receivable arrangements, is recorded in the consolidated statement of earnings as servicing related income.

     Initial gains on securitization transactions represent the difference between the net proceeds received and the allocated carrying amount of the receivables sold. The allocation of carrying amount is based on the relative fair value of the individual financial components sold and retained pursuant to the transaction. The financial components typically consist of such items as the interests sold, retained senior securities, retained subordinated securities, retained interest only strips and retained servicing rights. No servicing asset or liability has been recorded related to the securitization transactions because the Company earns service fees at rates which approximate adequate compensation.

     Senior securities are typically valued at par while subordinated securities are typically valued at a discount using an estimated market discount rate and cash flow estimates which consider the effects prepayments and losses will have on the timing of the subordinated interest cash flows. The fair value of interest only strips represents the present value of future excess cash flows, using the "cash-out" method. Such future cash flows are estimated using valuation assumptions appropriate for the type of receivable and transaction structure. The resulting estimated cash flows represent the difference between the finance charge and fee income received from the obligors on the finance receivables and the sum of the interest paid to the investors in the asset-backed securities, credit losses, servicing fees and other expenses. Significant valuation assumptions relate to the average lives of the receivables sold, including the anticipated prepayment speeds and the anticipated credit losses, as well as the appropriate market discount rate. Significant changes in these assumptions could impact the recorded value of retained securitization interests.

     The securitization related securities are accounted for under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Marketable Securities. Because such assets can be contractually prepaid or otherwise settled in such a way that the holder would not recover all of its recorded investment, the assets are classified as available-for-sale investments and measured at fair value. Any unrealized holdings gains or losses are reported, net of income tax effects, as a component of accumulated other comprehensive income in the consolidated balance sheet until realized. On a quarterly basis, the Company assesses the carrying value of its securitization related securities for impairment. If a decline in fair value is deemed other than temporary, the securities are adjusted to their fair value through a charge to operations.

     There can be no assurance that the Company's estimates used to determine the fair value of the securitization related securities, including those used to determine the related gains, will remain appropriate for the life of each securitization.

  Finance Receivables

     Receivables origination and commitment fees and loan origination costs generally are deferred and amortized as a component of finance charges over the life of the related receivable. Receivables which are expected to be securitized and sold are included in other assets as receivables held for sale and recorded at the

                      ASSOCIATES FIRST CAPITAL CORPORATION
lower of cost or market. The aggregate method is used in determining the lower of cost or market of receivables held for sale. Finance receivables include the Company's share of aggregate rentals on lease financing transactions and residual values, net of related unearned income. Lease financing transactions are principally direct financing leases. Unearned income is amortized under a method which substantially results in an approximately level rate of return when related to the unrecovered lease investment. Gains and losses from sales of residual values of leased equipment are included in finance income.

  Allowance for Losses on Finance Receivables

     The Company maintains an allowance for losses on finance receivables at an amount that it believes is sufficient to provide for losses in its existing receivables portfolios. The allowance is determined principally on the basis of historical loss experience, and reflects management's judgment of the present loss exposure at the end of the period considering economic conditions and the nature and characteristics of the underlying finance receivables. The Company records an allowance for losses when it believes the event causing the loss has occurred. The allowance is evaluated on an aggregate basis considering, among other things, the relationship of the allowance to net finance receivables and historical net credit losses. Additions to the allowance are generally charged to the provision for losses on finance receivables.

     Finance receivables are charged to the allowance for losses when they are deemed to be uncollectible. As set forth below, the Company's policy generally provides for charge-off of various types of accounts on a contractual basis. Consumer direct and other installment and credit card receivables are charged to the allowance for losses when they become 180 days contractually delinquent. All other finance receivables are charged to the allowance for losses when any of the following conditions occur: (i) the related security has been converted or destroyed; (ii) the related security has been repossessed and sold or held for sale for one year; or (iii) the related security has not been repossessed and the receivable has become contractually delinquent for one year. A contractually delinquent account is one on which the customer has not made payments as contractually agreed. Recoveries on losses previously charged to the allowance are credited to the allowance at the time the recovery is collected.

     Although the allowance for losses on finance receivables reflected in the Company's consolidated balance sheet at December 31, 1999 is considered adequate by the Company's management, there can be no assurance that this allowance will prove to be adequate over time to cover ultimate losses in connection with the Company's finance receivables. This allowance may prove to be inadequate due to unanticipated adverse changes in the economy or discrete events adversely affecting specific customers or industries. The Company's results of operations and financial condition could be materially adversely affected to the extent that the Company's allowance is insufficient to cover such changes or events.

  Insurance Reserves

     The reserves for future benefits and refunds upon cancellation of credit life and health insurance and property and casualty insurance for the affiliate insurance business are provided for in the unearned premium reserve for each class of insurance. Affiliate insurance relates to insurance products distributed through the finance affiliates. The Company classifies its affiliated insurance reserves as a component of finance receivables because the related policy benefits are generally included in the financed receivable balance as shown in Note 7. The reserves for future benefits and refunds upon cancellation of credit life and health insurance and property and casualty insurance for the non-affiliate insurance business are provided for in accounts payable and accruals for each class of insurance. In addition, reserves for reported claims on credit accident and health insurance are established based on standard morbidity tables used in the insurance business for such purposes. Claim reserves for reported property and casualty insurance claims are based on estimates of costs and expenses to settle each claim. Additional amounts of reserves, based on prior experience and insurance in

                      ASSOCIATES FIRST CAPITAL CORPORATION
force, are provided for each class of insurance for claims which have been incurred but not reported as of the balance sheet date.

  Intangible Assets

     Amounts of goodwill relating to acquisitions are being amortized using the straight-line method over periods not exceeding forty years. Other intangible assets, which are made up primarily of customer lists, operating agreements, trademarks and credit card customer relationships are amortized using the straight-line method over the assets' estimated useful lives ranging from five to twenty years. The carrying value of goodwill and other intangible assets is reviewed if the facts and circumstances suggest that it may be impaired. If the review indicates that goodwill or the other intangible assets will not be recoverable, as determined based on undiscounted cash flows, the carrying value of the goodwill or the other intangible asset is reduced by the estimated short-fall of discounted cash flows.

  Foreign Currency

     Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the year. The related balance sheet translation adjustments are reflected in the stockholders' equity section of the consolidated balance sheet while the impact of foreign currency changes on income and expense items are included in earnings.

     Foreign currency transactions resulted in net gains of approximately $3.2 million during the year ended December 31, 1999.

  Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using statutory tax rates in effect for the year in which the differences are expected to reverse.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The amounts reported in the consolidated balance sheet approximate fair value.

  Segment Reporting

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131") Disclosures about Segments of an Enterprise and Related Information. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position of the Company, but did affect the disclosure of segment information as illustrated in Note 18.

  Derivative Financial Instruments

     The Company uses derivative financial instruments for the purpose of hedging specific exposures as part of its risk management program and generally holds derivatives for purposes other than trading. Deferral

                      ASSOCIATES FIRST CAPITAL CORPORATION

(hedge) accounting is applied only if the derivative reduces the risk of the underlying hedged item and is designated at inception as a hedge with respect to the underlying hedged item. Additionally, the derivative must result in cash flows that are expected to be inversely correlated to those of the underlying hedged item. Such instruments to date have been limited to foreign currency forward exchange, currency swap, interest rate swap and treasury lock agreements. See Note 17 for additional information related to derivative financial instruments.

     Forward currency exchange agreements are used to hedge the Company's net investment in Japan. Accordingly, unrealized translation gains and losses on these agreements are recorded, net of tax, as a separate component of accumulated other comprehensive income. The economic discount on such agreements is recognized over the agreement life on a straight-line basis as an adjustment to interest expense.

     Foreign currency swap and interest rate swap agreements are used to hedge debt obligations and financing transactions. Accordingly, the differential paid or received by the Company on these agreements is recognized as an adjustment to interest expense over the term of the underlying transaction.

     Treasury lock agreements are used to hedge anticipated asset securitization transactions or debt issuances of the Company. Accordingly, the differential paid or received by the Company on maturity of a treasury lock agreement is recognized as an adjustment to interest expense over the term of the underlying financing transaction.

     Treasury futures and option contracts are used to minimize fluctuations in the value of certain investments classified as available-for-sale. Accordingly, unrealized gains and losses on these agreements are recorded, net of tax, as a separate component of accumulated other comprehensive income.

  Recent Accounting Pronouncements

     Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, was issued by the Financial Accounting Standards Board in June 1998. This Statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Generally, changes in the fair value of derivatives must be recognized in income when they occur, except when the derivative qualifies as a hedge in accordance with the standard. This statement will be effective for the Company for the 2001 fiscal year. The Financial Accounting Standards Board is considering amending SFAS 133, as a result, the Company has not yet determined the impact SFAS 133 and any related amendment will have on its earnings or financial position. The Company has been proactive in evaluating various strategies which management believes will qualify for hedge accounting treatment under SFAS 133.

NOTE 3 -- SIGNIFICANT ACQUISITIONS AND DISPOSITIONS

  Significant Acquisitions

     In June 1999, the Company acquired the Newcourt Credit Group automotive fleet management business. The transaction included Newcourt Fleet Services, which operates in Canada, and Newcourt Automotive Services Limited, which operates in the United Kingdom. The fair market value of the total assets acquired was approximately $460 million.

     In February 1999, the Company acquired the Shell Oil Proprietary Credit Card program. The fair market value of the private label credit card receivables acquired was approximately $260 million.

     On January 6, 1999, the Company purchased the assets and assumed the liabilities of Avco Financial Services, Inc. ("Avco") for $3.9 billion. Prior to the acquisition, Avco, formerly a subsidiary of Textron Inc., was a global, diversified financial services company with approximately $9 billion in assets. Founded in 1927, Avco's product offerings included home equity lending, retail sales finance and consumer loans, equipment,

                      ASSOCIATES FIRST CAPITAL CORPORATION
inventory and vendor finance, and credit and collateral-related insurance. At the date of acquisition, Avco had operations in the U.S., Canada, Puerto Rico, Australia, the United Kingdom, New Zealand, France, Hong Kong, Spain, Ireland, India and Sweden. All intangibles resulting from this transaction, primarily consisting of goodwill, customer lists and trademarks, are being amortized using the straight-line method. As described in the "Significant Dispositions" section that follows, certain of these operations were subsequently sold by First Capital. The Company assumed from Avco approximately $7.5 billion in debt and, after giving effect for the sale of these operations, acquired approximately $6.0 billion in finance receivables, $2.1 billion in goodwill and $690 million in other intangible assets. In 1999, the Company expensed approximately $100 million in Avco related goodwill and other intangible asset amortization and approximately $35 million in Avco related integration costs. In addition, the Company established an integration plan that identified the activities that would not be continued after the acquisition and the cost of exiting those activities. Those costs primarily consisted of severance costs and related expenses, lease termination costs and other contractual liabilities. The total amount of the integration cost reserve was approximately $146 million at the date of the Avco acquisition. At December 31, 1999, the remaining integration reserve balance was approximately $44 million. This amount was primarily comprised of unpaid lease termination costs.

     All of the transactions described above were accounted for as purchases, and as such, the results of these operations are included in the consolidated results of the Company from the respective acquisition dates.

     The unaudited pro forma combined revenues, net earnings and net earnings per basic and diluted share of the Company including the above transactions were approximately $12.2 billion, $1.5 billion, $2.04 and $2.03, respectively, for the year ended December 31, 1999. These unaudited pro forma results include the historical operating results of the significant 1999 acquisitions and dispositions related to these acquisitions and assume that these transactions occurred at the beginning of each applicable period. Certain adjustments, including additional common shares outstanding and interest and amortization expenses associated with these purchases are reflected in the pro forma results. This information has been prepared for comparative purposes only, and is based on the historical operating results of these entities prior to their acquisition by the Company and does not include cost savings and other profit enhancement initiatives introduced by the Company that management believes will be reflected in the post-acquisition operating results. As a result, management does not believe that these pro forma results are indicative of the actual results that would have occurred had the acquisitions closed at the beginning of each period.

  Pending Acquisitions

     In December 1999, the Company announced an agreement to enter into an agent bank partnership with KeyCorp, under which the companies will jointly manage KeyCorp's credit card program. Under the terms of the agreement, First Capital also will acquire KeyCorp's credit card portfolio of approximately $1.3 billion in receivables and nearly 600,000 active VISA(R) and MasterCard(R) accounts. The transaction closed on January 31, 2000 (unaudited) and will be accounted for as a purchase.

     In November 1999, the Company announced an agreement to acquire Arcadia Financial Ltd. ("Arcadia"). Arcadia is a leading U.S. independent automobile finance company which services over $5 billion in finance receivables. The acquisition is expected to close during the first half of 2000. The Company entered into a continuous asset purchase and sale agreement under which the Company purchased from Arcadia approximately $500 million of retail installment sales contracts in November and December 1999. In the event of a termination of the merger between the Company and Arcadia, approximately $200 million of these receivables may be repurchased by Arcadia. Additionally, the Company purchased approximately $350 million of retail installment sales contracts in January, February and March 2000 (unaudited).

     In August 1999, the Company announced an agreement to acquire and manage the proprietary credit card program of CITGO Petroleum Corporation. The transaction closed in March 2000 (unaudited) and the Company acquired approximately $130 million in receivables.

                      ASSOCIATES FIRST CAPITAL CORPORATION

  Significant Dispositions

     In November 1999, the Company closed the sale of its Balboa Life and Casualty Insurance Group ("Balboa") to a subsidiary of Countrywide Credit Industries, Inc. for approximately $425 million. First Capital acquired Balboa when it purchased Avco Financial Services, Inc. in January 1999.

     In July 1999, the Company sold the Network Transaction Services unit of its Associates Commerce Solutions, Inc. subsidiary (formerly SPS Payment Systems, Inc.) to Alliance Data Systems, a leading provider of electronic transaction processing services for approximately $169 million.

     In June 1999, the Company sold its Avco consumer and commercial finance operations in Australia and New Zealand, which were acquired in the Avco transaction, to General Electric Capital Corporation, a subsidiary of General Electric Company, for approximately $493 million.

     In June 1999, the Company sold 41 of its Canadian consumer branches to Commercial Credit Corporation CCC Limited, a subsidiary of Citigroup, Inc., for approximately $155 million. All of these branches were acquired from Avco in January 1999.

     In March 1999, the Company sold Fleetwood Credit Corporation, its recreational vehicle financing subsidiary, to NationsBank, N.A., a unit of BankAmerica Corporation for approximately $227 million.

     In March 1999, the Company sold 128 domestic consumer finance branches to Commercial Credit Corporation, a subsidiary of Citigroup, Inc., for approximately $640 million. All of these branches were acquired from Avco in January 1999.

     The operating income recorded on the above dispositions was included in investment and other income from January 1, 1999 through the date of the related sale. The operating income and any related net gains or losses on the above dispositions recorded in investment and other income during 1999 was approximately $117 million.

NOTE 4 -- EARNINGS PER SHARE

     Earnings per share on a basic and diluted basis for the year ended December 31, 1999 is calculated as follows (in millions, except per share amounts):

Basic net earnings per share:
  Net earnings..............................................  $1,490.4
  Weighted average shares outstanding.......................     728.1
                                                              $   2.05
                                                              ========
Diluted net earnings per share:
  Net earnings..............................................  $1,490.4
  Weighted average shares outstanding plus assumed
     conversions............................................     731.5
                                                              $   2.04
                                                              ========
Calculation of weighted average shares outstanding plus
  assumed conversions:
  Weighted average shares outstanding.......................     728.1
  Effect of dilutive securities options(1)..................       3.4
                                                              --------
                                                                 731.5
                                                              ========

(1) At December 31, 1999, 12,251,465 outstanding stock options were not included in the computation of 1999 diluted net earnings per share because these options' exercise price was greater than the average market price of common shares outstanding.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 5 -- COMPREHENSIVE INCOME (LOSS)

     The Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, on January 1, 1998. SFAS 130 requires the reporting of all items which are required to be recognized under generally accepted accounting standards as components of comprehensive income
(loss) in the financial statements. Accordingly, total comprehensive income for the year ended 1999 is reported in the Company's consolidated statement of changes in stockholders' equity. Total accumulated other comprehensive income is reported in the Company's consolidated balance sheet. The components of accumulated other comprehensive income as of December 31, 1999, net of tax, are as follows (in millions):

Foreign currency translation adjustments....................  $ 148.8
Net unrealized loss available-for-sale securities...........   (104.1)
                                                              -------
  Accumulated other comprehensive income....................  $  44.7
                                                              =======

     The components of other comprehensive loss for the year ended December 31, 1999 are as follows:

                                                    BEFORE TAX   TAX (EXPENSE)   NET-OF-TAX
                                                      AMOUNT        BENEFIT        AMOUNT
                                                    ----------   -------------   ----------
Foreign currency translation adjustments..........   $  50.6        $(18.9)        $ 31.7
Unrealized losses on available-for-sale
  securities:
  Unrealized holding losses arising during the
     period.......................................    (140.7)         50.4          (90.3)
  Less: reclassification for gains realized in net
     income.......................................      (5.5)          2.0           (3.5)
                                                     -------        ------         ------
          Net unrealized losses...................    (146.2)         52.4          (93.8)
                                                     -------        ------         ------
  Other comprehensive loss........................   $ (95.6)       $ 33.5         $(62.1)
                                                     =======        ======         ======

NOTE 6 -- INVESTMENTS IN DEBT AND EQUITY SECURITIES

  Available-for-Sale Securities

     Available-for-sale securities consist of retained securitization interests (as described in Notes 2 and 7), bonds, notes and preferred stock and other equity securities. As applicable, the Company invests in these securities with the intention of holding them to maturity. However, if market conditions change, the Company may sell them prior to maturity. Accordingly, the Company classifies these securities as available-for-sale securities and adjusts their recorded value to market.

     During 1999, gross realized gains and losses on sales of investments in debt and equity securities amounted to $6.3 million and $11.4 million, respectively. Unrealized gains or losses are reported as a component of accumulated other comprehensive income, net of tax. During the fourth quarter of 1999, the Company wrote down its retained interests in certain manufactured housing transactions by approximately $26 million. This write down represented a permanent impairment in the value of these investments. Accordingly, the loss resulting from this write down was recorded in investment and other income.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The following tables set forth, by type of available-for-sale security issuer, the amortized cost, gross unrealized holding gains, gross unrealized holding losses, and estimated market value at December 31, 1999 (in millions):

                                                            GROSS        GROSS
                                                          UNREALIZED   UNREALIZED   ESTIMATED
                                              AMORTIZED    HOLDING      HOLDING      MARKET
                                                COST        GAINS        LOSSES       VALUE
                                              ---------   ----------   ----------   ---------
Retained securitization interests...........  $4,040.7      $  --       $ (25.9)    $4,014.8
Preferred stock.............................     708.3       13.5         (93.6)       628.2
Municipal bonds.............................     250.1        3.0          (4.1)       249.0
Other.......................................      33.0         --            --         33.0
Insurance Subsidiaries
  Mortgage-backed...........................     602.1        0.1         (15.9)       586.3
  Municipal obligations.....................     417.1        0.1         (23.6)       393.6
  Corporate obligations.....................     573.4        0.1         (17.9)       555.6
  Preferred stock...........................     200.9        1.1         (16.2)       185.8
  U.S. government obligations...............     317.9        0.2         (10.3)       307.8
  Other equity securities...................       5.2        1.0          (0.3)         5.9
  Other.....................................     194.4        0.4          (5.1)       189.7
                                              --------      -----       -------     --------
          Total available-for-sale
            securities......................  $7,343.1      $19.5       $(212.9)    $7,149.7
                                              ========      =====       =======     ========

     The amortized cost and estimated market value of available-for-sale securities at December 31, 1999 by contractual maturity are shown below (in millions):

                                                                          ESTIMATED
                                                              AMORTIZED    MARKET
                                                                COST        VALUE
                                                              ---------   ---------
Due in one year or less.....................................  $  112.9    $  115.1
Due in one year through five years..........................     638.3       625.3
Due after five years through ten years......................     642.1       615.2
Due after ten years.........................................     977.7       942.4
                                                              --------    --------
     Subtotal...............................................   2,371.0     2,298.0
Retained securitization interests...........................   4,040.7     4,014.8
Equity securities...........................................     931.4       836.9
                                                              --------    --------
          Total.............................................  $7,343.1    $7,149.7
                                                              ========    ========

  Trading Securities

     Trading securities consist of investments in equity securities which are recorded at market value. Unrealized gains or losses on trading securities are included in earnings. The estimated market value at December 31, 1999 was $26.8 million. Historical cost at December 31, 1999 was $17.1 million.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 7 -- FINANCE RECEIVABLES

  Composition of Net Finance Receivables

     At December 31, 1999, net finance receivables consisted of the following products (in millions):

Home equity.................................................  $25,015.0
Personal lending and retail sales finance...................   16,012.4
Truck and truck trailer.....................................   13,130.3
Equipment...................................................    6,977.3
Credit card.................................................    2,247.1
Auto fleet leasing..........................................    2,070.1
Manufactured housing(1).....................................    1,849.0
Warehouse lending and other(2)..............................    1,515.9
                                                              ---------
  Finance receivables, net of unearned finance income ("net
     finance receivables")(3)...............................   68,817.1
Allowance for losses on finance receivables.................   (2,174.4)
Insurance policy and claims reserves........................     (985.9)
                                                              ---------
  Finance receivables, net of unearned finance income,
     allowance for losses and insurance policy and claims
     reserves...............................................  $65,656.8
                                                              =========

---------------

(1) As described in Note 20, in January 2000, the Company announced its intention to discontinue its manufactured housing loan origination operations.

(2) Includes warehouse lending, government guaranteed lending and municipal finance.

(3) Unearned finance income was approximately $4.7 billion.

  Securitizations and Sales of Finance Receivables

     During 1999, approximately $1.6 billion of the Company's private label credit card receivables were securitized and sold to a master trust. Additionally, approximately $2.3 billion of the Company's investment in the Bankcard securitization master trust formed in 1998 was sold during 1999. The Company received $3.2 billion in proceeds from these transactions, of which $2.6 billion was in the fourth quarter, and retained securitization interests in the master trust of approximately $770 million.

     During the fourth quarter of 1999, the Company securitized and sold approximately $2.4 billion of home equity receivables. The Company received approximately $2.0 billion in proceeds from this transaction and retained approximately $460 million in interests in the securitization trusts. Also during the fourth quarter of 1999, the Company sold a home equity receivables portfolio of approximately $80 million.

     During the third quarter of 1999, approximately $2.5 billion of the Company's manufactured housing receivables were securitized and sold to a trust. The Company received $2.0 billion in proceeds from this transaction and retained $500 million in interests in the trust.

     In the aggregate, the Company recorded a net gain of approximately $100 million in 1999 on the above transactions, of which approximately $68 million was recorded in the fourth quarter.

     In each of these transactions, the Company retained servicing responsibilities for the receivables sold. The retained securitization interests, as described in Notes 2 and 6, are classified as available-for-sale investment securities on the consolidated balance sheet.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The table below summarizes the significant assumptions used to value the Company's retained securitization interests at December 31, 1999:

                                                              CREDIT   HOME EQUITY   MANUFACTURED
                                                               CARD      LENDING       HOUSING
                                                              ------   -----------   ------------
Weighted average discount rate(1)...........................     12%         10%           11%
Projected prepayment rate...................................    n/m       20-30%        10-12%
Projected loss rate(2)......................................   8-10%          8%         9-12%

---------------

(1) Represents the weighted average discount rate used to value the retained interest components which include interest only strips and subordinated and other retained interests.

(2) Loss rates are annualized and exclude recoveries for credit card and cumulative for home equity and manufactured housing.

     The above assumptions are consistent with those used to determine the initial retained interest valuation and the gains on 1999 securitization transactions. In addition to the assumptions noted above, the Company utilized certain transaction structures that included written put options to the investors. These put options had the impact of reducing the securitization gains recognized in 1999 by approximately $23 million. See Note 16 for additional information.

  Contractual Maturities of Net Finance Receivables

     At December 31, 1999, contractual maturities of net finance receivables were as follows (in millions):

YEAR DUE                                                         TOTAL
--------                                                       ---------
2000........................................................   $15,889.9
2001........................................................    10,609.7
2002........................................................     8,072.5
2003........................................................     6,436.5
2004 and thereafter.........................................    27,808.5
                                                               ---------
                                                               $68,817.1
                                                               =========

     It is the Company's experience that a substantial portion of the loan portfolio generally is renewed or repaid prior to contractual maturity dates. The above maturity schedule should not be regarded as a forecast of future cash collections.

  Direct Financing Leases

     Included in net finance receivables at December 31, 1999 are direct financing leases as follows (in millions):

Minimum lease rentals.......................................   $ 7,766.4
Unearned finance income.....................................    (1,143.5)
                                                               ---------
Net investment in direct financing leases...................   $ 6,622.9
                                                               =========

     Future net minimum lease rentals on direct financing leases for each of the years succeeding December 31, 1999 are as follows (in millions):
2000 -- $1,884.9; 2001 -- $1,333.9; 2002 -- $1,231.1; 2003 -- $1,111.4;
2004 -- $619.1 and 2005 and thereafter -- $442.5.

  Dispersion of Finance Receivables

     The Company has geographically dispersed finance receivables. At December 31, 1999, approximately 77% of the Company's Owned Basis total receivables were dispersed across the United States, and the remaining 23% were in foreign countries. Of the total receivables, 11% were in Japan, 8% in California, 6% in Canada, 6% in Texas and 5% in Florida; no other individual state or foreign country had more than 4%.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 8 -- ALLOWANCE FOR LOSSES ON FINANCE RECEIVABLES

     Changes in the allowance for losses on finance receivables during the year ended December 31, 1999 were as follows (in millions):

Balance at beginning of year................................  $ 1,978.7
  Provision for losses......................................    1,506.4
  Recoveries on receivables charged off.....................      268.8
  Losses sustained..........................................   (1,717.1)
  Reserves of receivables sold or held for securitization...     (214.0)
  Reserves of acquired businesses and other.................      351.6
                                                              ---------
Balance at end of year......................................  $ 2,174.4
                                                              =========

NOTE 9 -- OTHER ASSETS

     The components of other assets at December 31, 1999 were as follows (in millions):

Goodwill, net...............................................  $3,747.8
Notes and other receivables.................................   1,877.9
Other intangible assets, net................................   1,579.4
Property and equipment......................................     662.2
Collateral held for resale..................................     431.7
Relocation client advances..................................     185.4
Finance receivables held for sale or securitization, net....     153.0
Other.......................................................     459.8
                                                              --------
          Total.............................................  $9,097.2
                                                              ========

     Reductions as a result of goodwill amortization were $128.8 million for 1999. Reductions as a result of other intangible asset amortization were $105.2 million for 1999. Goodwill and other intangible assets are net of accumulated amortization of $644.3 million at December 31, 1999 and related deferred tax liabilities. Other changes in the amount of goodwill were principally due to changes in foreign exchange rates which impact the translation of foreign currency denominated goodwill recorded on the books of the Company's international subsidiaries.

NOTE 10 -- CREDIT FACILITIES

     At December 31, 1999, the Company had the following credit facilities (in millions):

                                                                FACILITY
                                                               AMOUNTS(1)
                                                               ----------
Domestic
  Lines of credit...........................................   $ 4,272.8
  Syndicated credit facilities..............................    14,455.0
                                                               ---------
          Total domestic....................................    18,727.8
Foreign
  Lines of credit...........................................        45.0
  Syndicated credit facilities..............................     2,821.1
                                                               ---------
          Total foreign.....................................     2,866.1
                                                               ---------
          Total domestic and foreign........................   $21,593.9
                                                               =========

---------------

(1) Included in these amounts are $210 million and $2.2 billion of lines of credit and syndicated credit facilities, respectively, that are available to either First Capital or Associates Corporation of North America.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     Lines of credit and syndicated credit facilities may be withdrawn only under certain standard conditions, including, as to the credit facilities identified above, failure to pay principal or interest when due, breach of representations, warranties or covenants, default on other debt, or bankruptcy or other insolvency-type proceedings. As to the credit facilities of the foreign operations, in addition to the foregoing standard conditions, certain facilities contain provisions which prohibit withdrawals as a result of any material adverse changes in the financial conditions of such operations. The Company principally pays fees for the availability of its credit facilities. These credit facilities are used to support commercial paper borrowings and utilized uncommitted lines of credit.

  Limitation on Minimum Tangible Net Worth

     Restrictions defined in certain syndicated credit facilities require the Company to maintain a minimum tangible net worth, as defined, of $2.5 billion. At December 31, 1999, the Company's tangible net worth, as defined in the syndicated credit facilities, was approximately $6.1 billion.

NOTE 11 -- NOTES PAYABLE

     Commercial paper notes are issued by the Company in the minimum amount of $100,000 with terms generally from one to 270 days. Bank loan terms range from one to 365 days. Information pertaining to the Company's commercial paper notes and bank loans is set forth below as of December 31, 1999 (dollar amounts in millions):

                                                              COMMERCIAL        BANK
                                                              PAPER NOTES      LOANS
                                                              -----------     --------
Domestic Notes Payable
  Ending balance............................................   $18,991.0      $  990.7
  Weighted average interest rate............................        5.62%         4.92%
Foreign Notes Payable
  Ending balance............................................   $ 7,000.9      $  270.8
  Weighted average interest rate............................        5.58%         4.01%
Total Notes Payable
  Ending balance............................................   $25,991.9      $1,261.5
  Weighted average interest rate............................        5.61%         4.72%

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 12 -- LONG-TERM DEBT

     Outstanding balances of long-term debt at December 31, 1999 were as follows (in millions):

                                                   INTEREST      WEIGHTED
                                                     RATE        AVERAGE    MATURITIES
                                                    RANGE          RATE      THROUGH       1999
                                                --------------   --------   ----------   ---------
Senior Notes:
  Domestic:
     Notes....................................  5.25% - 11.40%     6.10%       2037      $34,128.5
     Investment notes.........................  6.10% -  7.37%     7.37%       2001           50.9
                                                                                         ---------
                                                                                          34,179.4
                                                                                         ---------
  Foreign:
     Japan....................................  1.23% -  8.00%     2.57%       2004        2,062.2
     All other foreign........................  0.22% - 32.00%     5.04%       2004        4,737.2
                                                                               ----
                                                                                           6,799.4
                                                                                         ---------
          Total senior notes..................                                            40,978.8
                                                                                         ---------
Subordinated and Capital Notes:
  Domestic:
     Subordinated.............................  6.88% -  8.15%     7.25%       2009          425.0
     Capital..................................  4.68% -  9.00%     6.73%       2002            0.2
                                                                                         ---------
          Total subordinated and capital debt
            notes.............................                                               425.2
                                                                                         ---------
          Total long-term debt................                                           $41,404.0
                                                                                         =========

     The weighted average interest rate for total long-term debt was 5.82% at December 31, 1999.

     In 1999, the Company issued a $500 million senior note to a trust which in turn issued $500 million in trust securities to an institutional investor in a private transaction. The trust securities and senior notes mature in 2002.

     Long-term borrowing maturities during the next five years, including the current portion of notes payable after one year are: 2000, $8,758.9 million; 2001, $7,313.2 million; 2002, $7,943.5 million; 2003, $5,815.1 million; 2004,
$3,514.4 million and 2005 and thereafter, $8,058.9 million. Certain debt issues are subject to put or call redemption provisions whereby repayment may be required prior to the maturity date. As applicable, the amount of the option premium received by the Company is deferred and amortized over the expected life of the debt obligation.

NOTE 13 -- INCOME TAXES

     The following table sets forth the components of the provision for income taxes and deferred income tax (benefit) for the year ended December 31, 1999 (in millions):

                                                        UNITED STATES
                                                       ---------------
                                                       FEDERAL   STATE   FOREIGN   TOTAL
                                                       -------   -----   -------   ------
  Current...........................................   $438.8    $38.0   $236.4    $713.2
  Deferred..........................................     90.8      3.3     79.2     173.3
                                                       ------    -----   ------    ------
                                                       $529.6    $41.3   $315.6    $886.5
                                                       ======    =====   ======    ======

                      ASSOCIATES FIRST CAPITAL CORPORATION

     At December 31, 1999, the components of the Company's net deferred tax asset were as follows (in millions):

Deferred tax assets:
  Provision for losses on finance receivables and other.....  $1,439.2
  Foreign tax credits.......................................      87.7
  Postretirement and other employee benefits................     112.4
                                                              --------
                                                               1,639.3
Deferred tax liabilities:
  Leasing transactions......................................    (579.0)
  Goodwill..................................................    (373.6)
  Finance revenue and other.................................    (563.0)
                                                              --------
                                                              (1,515.6)
                                                              --------
     Net deferred tax asset.................................  $  123.7
                                                              ========

     The effective tax rate differed from the statutory United States federal income tax rate for the year ended December 31, 1999 as follows:

Statutory tax rate..........................................  35.0%
State tax rate..............................................   1.1
Non-deductible goodwill.....................................   1.1
Other.......................................................   0.1
                                                              ----
  Effective tax rate........................................  37.3%
                                                              ====

NOTE 14 -- LEASE COMMITMENTS

     Leases on the Company's branch and operating center facilities are primarily short-term and generally provide for renewal options not exceeding the initial term. Total rent expense for the years ended December 31, 1999 was $198.5 million. Minimum rental commitments as of December 31, 1999 for all noncancelable leases (primarily office leases) for the years ending December 31, 2000, 2001, 2002, 2003 and 2004 are $108.8 million, $81.9 million, $57.6 million, $37.4 million and $44.9 million, respectively, and $45.1 million thereafter.

NOTE 15 -- EMPLOYEE BENEFITS

  Pension and Other Post-Retirement Benefits

     The Company sponsors various qualified and non-qualified pension plans, which together cover substantially all United States-based employees who meet certain eligibility requirements. The Company also provides certain post-retirement benefits through unfunded plans. These benefits are currently provided to substantially all United States-based employees who meet certain eligibility requirements. The benefits of such plans can be modified or terminated at the discretion of the Company. The health care plans are contributory, with participants' contributions adjusted annually; the life insurance plans are also contributory.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The funded status of these Plans at December 31, 1999 is as follows (dollars in millions):

                                                              PENSION     OTHER
                                                              BENEFITS   BENEFITS
                                                              --------   --------
Change in benefit obligation:
  Benefit obligation at beginning of year...................  $ 562.8    $ 123.4
  Service cost..............................................     36.5        9.0
  Interest cost.............................................     37.5       10.2
  Plan participants' contributions..........................       --        0.4
  Plan amendment............................................     (1.2)     (18.3)
  Acquisition...............................................       --       32.5
  Actuarial gains...........................................    (88.7)     (20.6)
  Benefits paid.............................................    (15.1)      (4.5)
                                                              -------    -------
          Benefit obligation at end of year.................  $ 531.8    $ 132.1
                                                              =======    =======
Change in plan assets:
  Fair value of plan assets at beginning of year............  $ 538.6    $    --
  Actual return on plan assets..............................    101.2         --
  Employer contributions....................................     29.9        4.1
  Plan participants' contributions..........................       --        0.4
  Benefits paid.............................................    (15.1)      (4.5)
                                                              -------    -------
          Fair value of plan assets at end of year..........  $ 654.6    $    --
                                                              =======    =======
  Funded status.............................................  $ 122.8    $(132.1)
  Unrecognized net transition obligation....................      1.4         --
  Unrecognized net actuarial gain...........................   (137.8)     (27.4)
  Unrecognized prior service cost...........................       --      (17.7)
                                                              -------    -------
          Net amount recognized.............................  $ (13.6)   $(177.2)
                                                              =======    =======
Amounts recognized in the consolidated balance sheet:
  Prepaid benefit cost......................................  $  25.4    $    --
  Accrued benefit liability.................................    (46.0)    (177.2)
  Intangible asset..........................................      7.0         --
                                                              -------    -------
          Net amount recognized.............................  $ (13.6)   $(177.2)
                                                              =======    =======
Weighted-average assumptions:
  Discount rate.............................................     7.75%      7.75%
  Expected return on plan assets............................     9.00%        --%
  Rate of compensation increase.............................     5.00%        --%

     For measurement purposes, a 10.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 5.5% by 2010 and remain at that level thereafter. Additionally, no future increase in retiree premiums was assumed.

     The pension plan assets are allocated 72.1% to equity securities and 27.9% to debt securities at December 31, 1999.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The net periodic pension cost for the year ended December 31, 1999 includes the following components (in millions):

                                                              PENSION     OTHER
                                                              BENEFITS   BENEFITS
                                                              --------   --------
Components of net periodic benefit cost:
  Service cost..............................................   $ 36.5     $ 9.0
  Interest cost.............................................     37.5      10.2
  Expected return on plan assets............................    (43.0)       --
  Amortization of transition liability......................      0.3        --
  Amortization of prior service cost........................      0.3      (1.5)
  Recognized net actuarial gain.............................      4.6       0.1
                                                               ------     -----
          Net periodic benefit cost.........................   $ 36.2     $17.8
                                                               ======     =====

     For the pension plans with accumulated benefit obligations in excess of plan assets, the projected benefit obligation and accumulated benefit obligation were $54.9 million and $40.8 million, respectively as of December 31, 1999. The assets of these plans had no fair value as of December 31, 1999.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects (in millions):

                                                                1-PERCENTAGE-        1-PERCENTAGE-
                                                                    POINT                POINT
                                                                   INCREASE             DECREASE
                                                              ------------------   ------------------
     Effect on total of service and interest cost
       components...........................................        $ 1.9                $ (1.9)
     Effect on post-retirement benefit obligations..........         10.7                 (10.6)

     The Company also sponsors two qualified pension plans, which cover substantially all of the employees of its Japan operations who meet certain eligibility requirements. For the year ended December 31, 1999, the Company's net periodic benefit cost of these plans was $4.7 million. As of December 31, 1999, the total benefit obligation and fair value of plan assets was $26.7 million and $28.3 million respectively.

  Associates Savings and Profit-Sharing Plan

     The Company sponsors a defined contribution plan that covers substantially all United States-based employees who meet certain eligibility requirements, is intended to provide assistance in accumulating personal savings for retirement and is designed to qualify for favorable tax treatment under Sections 401(a) and 401(k) of the United States Internal Revenue Code of 1986, as amended. For the year ended December 31, 1999, the Company's pre-tax contributions to the plan was $43.7 million. Among other options, the plan provides as an investment option the Associates Stock Fund which invests principally in the Company's Class A Common Stock.

  Associates Discounted Employee Stock Purchase Plan

     The Company sponsors a discounted employee stock purchase plan which, beginning in 1999, allows employees to purchase Class A Common Stock of the Company at a discount. The price of the stock is discounted 15% from the closing price at the lower of the beginning or the end of the offering period.

                      ASSOCIATES FIRST CAPITAL CORPORATION

INCENTIVE COMPENSATION PROGRAMS

     The Company sponsors the following compensation plans covering certain officers and employees:

  Incentive Compensation Plan and Long-Term Performance Plan

     The Company sponsors the Incentive Compensation Plan (the "ICP"), which beginning in 1997 has provided for corporate annual performance pay bonuses, in addition to other types of compensation. The bonuses are paid out of one of two pools. The size of each bonus pool is determined based, in part, on the performance of the Company. Prior to 1997, corporate annual performance pay bonuses were provided under the Corporate Annual Performance Plan which was a separate plan prior to being incorporated into the ICP in 1997. The Long Term Performance Plan ("LTPP") for 1999 was a long term cash incentive plan. The size of the LTPP incentive pool was determined for the performance period ending December 31, 1999, based, in part, on the success of the Company in achieving a target level of profits established for each year of the performance period, with such annual performance then averaged for the performance period. Bonuses reflect individual participants' performances during the applicable performance period. Amounts charged to expense for these bonus plans amounted to $31.6 million during the year ended December 31, 1999.

  Deferred Compensation Plan

     The Company sponsors the Deferred Compensation Plan (the "DCP"), a non-qualified defined contribution plan. Under the DCP, participants may elect to defer payment of current cash compensation. Deferred amounts are deemed invested as the participants elect among available investment measures, but no actual investments are made. Among the available investment measures is a deemed investment in Class A Common Stock, with the value of the deferred amount adjusted to reflect the performance of Class A Common Stock.

  Stock-Based Compensation Plans

     The ICP also includes an equity compensation plan, formerly known as the Long-Term Equity Compensation Plan, which was established in 1996 and amended and merged into the ICP effective January 1, 1997. The Company had no outstanding grants under any other stock-based compensation plan prior to 1996. The ICP allows the Company to issue to eligible employees awards of up to 41,598,536 shares of its Class A Common Stock ("Common Stock"). In addition to awards of corporate annual performance pay, awards may be made as nonqualified or incentive stock options, stock appreciation rights, restricted stock, performance units or performance shares. Through December 31, 1999, the Company had only issued non-qualified stock options and restricted stock under the ICP.

     Stock Options -- Stock options have contractual terms of 10 years and an exercise price equal to the fair market value of the stock underlying the option at grant. Options generally vest at 33.33% each year beginning on the first anniversary of the date of grant. A summary of the activity of option grants by the Company under the ICP for the year ended December 31, 1999 is presented below.

                                                                           WEIGHTED-AVG.
                                                               OPTIONS     EXERCISE PRICE
                                                              ----------   --------------
Outstanding at beginning of year............................  12,938,752       $26.17
  Granted...................................................   7,767,630        42.27
  Exercised.................................................  (1,294,758)       22.05
  Forfeited.................................................  (1,215,557)       38.25
                                                              ----------
Outstanding at end of year..................................  18,196,067        32.55
                                                              ==========
Options exercisable at year end.............................   6,253,629        22.82
Weighted-average fair value of options granted during the
  year......................................................                    13.83

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The fair value of each stock option granted during 1999 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

ASSUMPTIONS
-----------
Expected Term in years......................................   4.00
Expected Volatility.........................................  34.83%
Expected Dividend Yield.....................................   0.52%
Risk-Free Interest Rate.....................................   4.72%

     The weighted average remaining life and weighted average exercise price for total options outstanding and exercisable options outstanding at December 31, 1999 is summarized below:

                                           OPTIONS OUTSTANDING
                                      ------------------------------      OPTIONS EXERCISABLE
                                      WEIGHTED-AVG.                    --------------------------
RANGE OF                                REMAINING     WEIGHTED-AVG.                WEIGHTED-AVG.
EXERCISE PRICES           OPTIONS         LIFE        EXERCISE PRICE    OPTIONS    EXERCISE PRICE
---------------          ----------   -------------   --------------   ---------   --------------
                                         (YEARS)
$14.50 to $24.50.......   5,770,402        6.70           $18.20       4,425,157       $17.73
 27.63 to  35.31.......   5,260,756        8.04            35.12       1,762,419        35.00
 37.50 to  44.69.......   7,164,909        9.01            42.23          66,053        38.50
                         ----------                                    ---------
 14.50 to  44.69.......  18,196,067        8.00            32.55       6,253,629        22.82
                         ==========                       ======       =========

     Restricted Stock -- Under the ICP, the Company issued 340,668 shares of restricted Common Stock to employees in 1999. At December 31, 1999, 789,988 were outstanding. Restrictions generally will not lapse until the fifth anniversary of the date of issuance.

     Deemed Investment in Stock -- Prior to 1996, the Company sponsored a long-term cash incentive plan, the Phantom Stock Appreciation Right Plan (The "PSAR Plan"). The Company terminated the PSAR Plan as of December 1995 and extinguished, principally by cash payment, all outstanding phantom stock appreciation rights ("PSAR"). A PSAR granted under the PSAR Plan entitled the holder to receive a specified amount of cash upon the exercise of the PSAR. Upon termination of the PSAR Plan, certain officers of the Company were required to defer a portion of the amount payable in satisfaction of the termination of the PSAR Plan. The amounts deferred are administered in accordance with the terms of the Equity Deferral Plan (the "EDP"), sponsored by the Company.

     In 1999, under the EDP, the Company credited PSAR amounts deferred by selected employees to unfunded accounts that are deemed to be invested in shares of Common Stock, which amounts are then deemed to be reinvested in Common Stock. Approximately 1,129 deemed shares were issued during 1999 and related to the reinvestment of dividends. On December 31, 1999, the EDP was merged into the DCP and the PSAR amounts were reinvested in the DCP. At December 31, 1999, there were no PSAR amounts outstanding.

     Accounting for Stock-Based Compensation Plans -- The Company has elected to apply Accounting Principles Board Opinion 25 ("APB 25") rather than the optional provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123") in accounting for its stock-based compensation plans. Had the compensation cost of the Company's stock-based compensation plans been determined based on the optional provisions of SFAS 123, in the year ended December 31, 1999 the Company's net income, basic earnings per share and diluted earnings per share would have been $1,451 million, $1.99, and $1.98, respectively.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 16 -- COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

     The Company grants revolving lines of credit to certain of its credit card and other revolving customers. At December 31, 1999, the unused portion of these lines aggregated $56.1 billion.

     The Company also grants lines of credit to certain dealers of trucks, construction equipment and manufactured housing. At December 31, 1999, the unused portion of these lines aggregated $865 million.

     Various legal actions and proceedings and claims are pending or may be instituted or asserted in the future against the Company and its subsidiaries. Certain of the pending legal actions are, or purport to be, class actions. Some of the foregoing matters involve or may involve compensatory, punitive or treble damage claims which, if adversely held against the Company, would require large expenditures or could affect the manner in which the Company conducts its business.

     In addition, the Company like many other companies that operate in regulated businesses is from time to time the subject of various governmental inquiries and investigations. The Company is currently the subject of certain investigations and inquiries by federal and state governmental authorities relating generally to the Company's lending practices. The Company does not have sufficient information to predict with certainty the ultimate outcome of such investigations and inquiries or their ultimate effect, if any, on the Company's results of operations or financial condition or the manner in which the Company operates its business.

     Legal actions, governmental inquiries and investigations are subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. Some of the matters discussed in the foregoing paragraphs could be decided unfavorably to the Company or the subsidiary involved and could require the Company or such subsidiary to pay damages or make other expenditures in amounts or a range of amounts that cannot be estimated at December 31, 1999. The Company does not reasonably expect, based on its analysis, that any adverse outcome from such matters would have a material effect on future consolidated financial statements for a particular year, although such an outcome is possible.

     To broaden its investor base and improve execution in connection with its asset securitization program, the Company wrote "put options" which require it to purchase, upon request of the holders, securities issued in four securitization transactions. These put options include: a put option, exercisable any time after February 17, 2000, with respect to an aggregate of up to $500 million principal amounts of certificates backed by credit card receivables; a put option, exercisable in October of each year beginning in October 2000, with respect to an aggregate of up to approximately $2 billion principal amount of certificates backed by manufactured housing contract receivables; a put option, exercisable at any time after June 15, 2000, with respect to an aggregate of up to approximately $1 billion principal amount of notes secured by home equity loan receivables, only to the extent the securitization trust cannot meet its obligation under a separate put option by the trust which is exercisable at any time after March 15, 2000, and a put option, exercisable at any time after June 15, 2000, with respect to an aggregate of up to approximately $1 billion of notes secured by home equity loan receivables only to the extent the securitization trust cannot meet its obligation under a separate put option issued by the trust. In each case, if exercised, the Company will be obligated to purchase the certificates or notes at par plus accrued interest. The Company has recorded liabilities totaling approximately $23 million in connection with these options. Subsequent to their initial issuance, such options are marked to market with the fluctuation being reflected in the statement of earnings.

NOTE 17 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISKS

     The Company maintains cash, cash equivalents, investments and certain other financial instruments with various major financial institutions. To the extent such deposits exceed maximum insurance levels, they are uninsured.

                      ASSOCIATES FIRST CAPITAL CORPORATION

     The Company uses derivative financial instruments for the purpose of hedging specific exposures as part of its risk management program. Such instruments are limited to foreign currency forward exchange, currency swap, interest rate swap, municipal bond futures and treasury futures and option contracts.

     Foreign currency forward exchange agreements are generally held for purposes other than trading and have been designated for accounting purposes as hedges of certain of the Company's foreign currency denominated net investments. Under these agreements, the Company is obligated to deliver specific foreign currencies in exchange for United States dollars at varying times over the next five years. The aggregate notional amount of these agreements at December 31, 1999 was $2.8 billion. The fair value of such agreements at December 31, 1999 would have been a liability of $389.0 million.

     Foreign currency swap agreements are held for purposes other than trading and have been designated for accounting purposes as hedges of specific foreign currency exposures under certain debt obligations. Under these agreements, the Company and the agreement counter parties are obligated to exchange specific foreign currencies at varying times over the next four years. The aggregate notional amount of these agreements at December 31, 1999 was $5.9 billion. The fair value of such agreements at December 31, 1999 would have been a liability of $307.9 million.

     Interest rate swap agreements are held for purposes other than trading and are used by the Company to hedge the effect of interest rate movements on existing debt. The aggregate notional amount of interest rate swap agreements at December 31, 1999 was $9.2 billion. The fair value of such agreements at December 31, 1999 would have been a liability of $46.7 million. These agreements mature on varying dates over the next 19 years.

     Treasury futures and option contracts are used to minimize fluctuations in the value of preferred stock investments and are held for purposes other than trading. The aggregate notional amount of futures and option contracts at December 31, 1999 was $536.2 million. The fair value of these contracts would have been an asset of $12.4 million at December 31, 1999. Such contracts mature on varying dates through 2000.

     Municipal bond futures are used to minimize fluctuations in the value of municipal bond investments and are held for purposes other than trading. The aggregate notional amount of municipal bond futures contracts at December 31, 1999 was $180.1 million. The fair value of these contracts would have been an asset of $2.4 million at December 31, 1999. Such contracts mature on varying dates through 2000.

NOTE 18 -- BUSINESS SEGMENT INFORMATION

  Reportable Segment Overview

     The Company is organized into five primary business units: U.S. credit card, U.S. consumer branch, U.S. home equity, commercial and international finance. The U.S. consumer branch and U.S. home equity business units are aggregated into one reportable U.S. consumer finance segment due to their similar operating characteristics. The Company's corporate activities include, among others, managing the operations of its domestic and foreign subsidiaries, accessing the global debt, securitization and capital markets and managing the mix of businesses in its portfolio. The Company fully allocates its corporate activities to its business segments primarily based upon managed receivables. In 1999, these allocations included gains or losses on business dispositions and assets sold and securitized as set forth in Notes 3 and 7.

  U.S. Credit Card

     The U.S. credit card finance segment offers bankcard, private label credit card and related insurance products to customers throughout the United States.

                      ASSOCIATES FIRST CAPITAL CORPORATION

  U.S. Consumer Finance

     The U.S. consumer finance reportable segment includes the Company's U.S. consumer branch and U.S. home equity lending business units. These business units have been aggregated into one reportable segment because they have similar operating characteristics. Finance products and services offered by this segment include home equity loans, personal loans, automobile financing, retail sales finance and related insurance products in the United States (excluding Hawaii and Puerto Rico, which are included in the international finance segment).

  Commercial

     The commercial segment is principally engaged in the financing and leasing of transportation, industrial and communication equipment, auto fleet leasing and fleet management services, manufactured housing financing, warehouse lending, government guaranteed lending, municipal finance, employee relocation services and insurance products in the United States and Canada.

  International Finance

     The international finance segment is primarily engaged in consumer lending, and to a lesser extent, credit card and commercial lending activities and related insurance products in Japan, Canada, the United Kingdom, Puerto Rico, Hawaii, Sweden, Hong Kong, Spain, France, India, Mexico, Taiwan, Ireland and Costa Rica.

  Measurement

     The Company allocates resources to and evaluates the performance of its segments primarily based on total revenue, net interest margin, segment earnings and managed finance receivables adjusted to include the impact of receivables either held for sale or sold with servicing retained ("Managed Basis"). The table below presents this Managed Basis information for each reportable segment as of and for the year ended December 31, 1999 (in millions):

                                              U.S.         U.S.
                                             CREDIT      CONSUMER                 INTERNATIONAL     TOTAL
                                              CARD       FINANCE     COMMERCIAL      FINANCE       COMPANY
                                            ---------   ----------   ----------   -------------   ---------
  Total revenue...........................  $ 2,542.3   $ 4,442.2    $ 3,285.2      $ 2,981.3     $13,251.0
  Net interest margin.....................    1,737.9     2,266.7      1,028.4        2,191.4       7,224.4
  Segment earnings........................      441.1       688.7        506.9          740.2       2,376.9
  Finance receivables.....................   10,928.3    31,566.8     27,948.6       13,971.0      84,414.7

                      ASSOCIATES FIRST CAPITAL CORPORATION

  Reconciliation of Segment and Consolidated Information

     A reconciliation of total Company revenue, net interest margin and net finance receivables as of and for the year ended December 31, 1999 to the related consolidated totals is as follows (in millions):

Total Revenue
  Total Company Managed Basis revenue.......................  $ 13,251.0
  Managed Basis adjustments.................................    (1,119.8)
                                                              ----------
          Consolidated revenue..............................  $ 12,131.2
                                                              ==========
Net Interest Margin
  Total Company Managed Basis net interest margin...........  $  7,224.4
  Managed Basis adjustments.................................    (2,024.5)
                                                              ----------
          Consolidated net interest margin..................  $  5,199.9
                                                              ==========
Finance Receivables
  Total Company Managed Basis finance receivables...........  $ 84,414.7
  Managed Basis adjustments.................................   (15,597.6)
                                                              ----------
          Consolidated net finance receivables..............  $ 68,817.1
                                                              ==========

     Segment earnings and consolidated earnings before income taxes are equal; therefore, no reconciliation is presented.

  Information About Geographic Areas

     The following is finance charge information by geographic area for the year ended December 31, 1999 (in millions):

Finance charges
  United States.............................................  $6,361.0
  Japan.....................................................   1,628.5
  Canada....................................................     553.8
  United Kingdom............................................     470.6
  All other.................................................      92.5
                                                              --------
          Consolidated finance charges......................  $9,106.4
                                                              ========

  Information About Products and Services

     The Company manages its product and service offering primarily through these reportable segments. Therefore, pursuant to the provisions of SFAS 131, no enterprise-wide disclosures of information about products and services are necessary.

  Information About Major Customers

     The Company has no customer that represents greater than 10% of total revenue.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 19 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The information provided below is required by Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. Amounts disclosed represent estimates of fair values at a particular point in time. Significant assumptions regarding economic conditions, loss experience and risk characteristics associated with particular financial instruments and other factors were used for purposes of this disclosure. These assumptions are subjective in nature and involve matters of judgment. Changes in assumptions could have a material impact on these estimates.

     At December 31, 1999, the carrying value and estimated fair value of certain of the Company's financial instruments were as follows (in millions):

                                                              CARRYING    ESTIMATED
                                                                VALUE     FAIR VALUE
                                                              --------    ----------
Cash and cash equivalents(1)................................  $ 1,026.3   $ 1,026.3
Investment securities(2)....................................    7,176.5     7,176.5
Net finance receivables(3)..................................   68,817.1    72,740.7
Notes payable(1)
  Commercial paper..........................................   25,991.9    25,991.9
  Bank Loans................................................    1,261.5     1,261.5
Long-term debt(4)...........................................   41,404.0    40,961.9

---------------

(1) The estimated fair value approximates their carrying value.

(2) Estimated market values of investment securities are based on quoted market prices. If quoted prices are not available, the fair value was estimated by discounting the expected cash flows from the investments at discount rates which approximate the rates that would achieve an expected return on assets with similar risk characteristics.

(3) In order to determine the fair values of loans, the loan portfolio was segmented based on loan type, credit quality and repricing characteristics. The fair value was estimated by discounting the expected cash flows from such loans at discount rates which approximate gross finance charge rates that would achieve an expected return on assets with similar risk characteristics. The estimated fair value of the credit card receivables was based on the Company's experience in pricing similar portfolios for acquisition purposes.

(4) The fair value of long-term debt was determined by discounting expected cash flows at discount rates currently available to the Company for debt with similar terms and remaining maturities.

     See Note 17 for fair value information regarding derivative financial instruments.

NOTE 20 -- DISCONTINUATION OF MANUFACTURED HOUSING ORIGINATION (UNAUDITED)

     In January 2000, the Company announced its intention to discontinue the loan origination operations of its Associates Housing Finance ("AHF") unit. AHF originates and services loans for manufactured homes. As a result, the Company plans to take a special pre-tax charge against first quarter 2000 earnings of approximately $112 million. This charge will cover exit costs, including severance, noncancellable contractual obligations and related costs, as well as a provision for increased losses on the disposition of repossessions and fair-value adjustments of related assets. The Company closed substantially all of its sales purchase offices in February 2000 and will close its regional loan origination centers in the second quarter of 2000. The Company will service the liquidation of the existing receivables through its centralized service facility in Knoxville, Tennessee. The Company will limit its origination activities to support of its contractual arrangements and loss mitigation activities.

NOTE 21 -- EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS REPORT

     On September 5, 2000, First Capital and Citigroup Inc. entered into an agreement and plan of merger whereby First Capital will be merged with and into Citigroup Inc. (the "Agreement"). Under the Agreement,

                      ASSOCIATES FIRST CAPITAL CORPORATION
which was filed as a Form 8-K dated September 6, 2000, holders of First Capital common stock will receive 0.7334 shares of Citigroup Inc. common stock for each share of First Capital common stock. Potential impacts related to the plan of merger between First Capital and Citigroup Inc. have not been reflected in the accompanying financial statements.

     In September 2000, First Capital was notified by certain investors in its securitization transactions that such investors intended to exercise those put options. See Note 16 for a discussion of put options issued.

NOTE 22 -- UNAUDITED QUARTERLY FINANCIAL DATA

     The following table sets forth the unaudited 1999 quarterly results of operations (in millions, except earnings per share):

                                                FOURTH     THIRD      SECOND     FIRST
                                               QUARTER    QUARTER    QUARTER    QUARTER
                                               --------   --------   --------   --------
Finance charges..............................  $2,318.8   $2,241.6   $2,262.1   $2,283.9
                                               ========   ========   ========   ========
Interest expense.............................  $  988.7   $  992.5   $  965.3   $  960.0
                                               ========   ========   ========   ========
Earnings before provision for income taxes...  $  646.4   $  618.6   $  573.0   $  538.9
Provision for income taxes...................     237.7      231.8      214.9      202.1
                                               --------   --------   --------   --------
Net earnings.................................  $  408.7   $  386.8   $  358.1   $  336.8
                                               ========   ========   ========   ========
Net earnings per share
  Basic......................................  $   0.56   $   0.53   $   0.49   $   0.46
                                               ========   ========   ========   ========
  Diluted....................................  $   0.56   $   0.53   $   0.49   $   0.46
                                               ========   ========   ========   ========

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTE 23 -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)

     Condensed unconsolidated financial information of First Capital as of and for the year ended December 31, 1999 is as follows (in millions):

                        CONDENSED STATEMENT OF EARNINGS
                                 (IN MILLIONS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Revenue
  Interest and other income.................................    $  448.5
  Dividends from subsidiaries...............................       658.7
                                                                --------
                                                                 1,107.2
Expenses
  Interest expense..........................................       701.7
  Operating expenses........................................        97.4
  Provision for losses on finance receivables...............         6.5
                                                                --------
                                                                   805.6
                                                                --------
Income before credit for federal income taxes and equity in
  undistributed earnings of subsidiaries....................       301.6
Tax benefit.................................................       237.2
                                                                --------
Earnings before equity in undistributed earnings of
  subsidiaries..............................................       538.8
Equity in undistributed earnings of subsidiaries, net of
  tax.......................................................       951.6
                                                                --------
Net earnings................................................    $1,490.4
                                                                ========

                 See notes to condensed financial information.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                            CONDENSED BALANCE SHEET
                                 (IN MILLIONS)

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Assets
  Investment in subsidiaries................................   $13,665.8
  Finance receivables, net of unearned income and allowance
     for credit losses......................................       668.8
  Advances to subsidiaries, eliminated in consolidation, and
     other..................................................     7,238.8
                                                               ---------
          Total assets......................................   $21,573.4
                                                               =========
Liabilities and Stockholders' Equity
  Accounts payable and accruals.............................   $   759.6
  Short-term notes payable..................................     9,625.9
  Long-term debt............................................     1,387.4
  Stockholders' equity......................................     9,800.5
                                                               ---------
          Total liabilities and stockholders' equity........   $21,573.4
                                                               =========

     The estimated fair value of notes payable and long-term debt at December 31, 1999 was $11,003.1 million. Fair values were estimated by discounting expected cash flows at discount rates currently available to the Company for debt with similar terms and remaining maturities.

                 See notes to condensed financial information.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                       CONDENSED STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Cash Flows from Operating Activities
  Net earnings..............................................   $ 1,490.4
  Adjustments to net earnings for non-cash items:
     Provision for losses on finance receivables............         6.5
     Depreciation and amortization..........................        10.5
     Increase (decrease) in accounts payable and accruals...       263.0
     Equity in undistributed earnings of subsidiaries.......      (951.6)
                                                               ---------
     Net cash provided from operating activities............       818.8
                                                               ---------
Cash Flows from Investing Activities
  Finance receivables originated or purchased...............      (584.3)
  Finance receivables liquidated............................       571.4
  Acquisition of other finance businesses, net..............    (4,170.5)
  Sale of other finance businesses..........................     2,162.8
  Cash dividends from subsidiaries..........................       658.7
  Increase in investments in and advances to subsidiaries...    (3,647.2)
  (Increase) decrease in other assets.......................      (495.1)
                                                               ---------
     Net cash used for investing activities.................    (5,504.2)
                                                               ---------
Cash Flows from Financing Activities
  Increase in notes payable and long-term debt..............     5,805.7
  Retirement of long-term debt..............................    (1,074.9)
  Sale of Class A Common Stock..............................          --
  Cash dividends............................................      (167.5)
  Treasury stock and other..................................        22.4
                                                               ---------
     Net cash provided from financing activities............     4,585.7
Effect of foreign currency translation adjustments on
  cash......................................................       191.2
                                                               ---------
Increase in cash and cash equivalents.......................        91.5
Cash and cash equivalents at beginning of year..............        77.2
                                                               ---------
Cash and cash equivalents at end of year....................   $   168.7
                                                               =========

                 See notes to condensed financial information.

                      ASSOCIATES FIRST CAPITAL CORPORATION

NOTES TO CONDENSED FINANCIAL INFORMATION:

     (1) The ability of the Company's subsidiaries to transfer funds to the Company in the form of cash dividends is restricted pursuant to the terms of certain debt agreements entered into by the Company's principal domestic operating subsidiary, Associates Corporation of North America. See Note 10 for a summary of the most significant of these restrictions.

     (2) Notes payable and long-term debt bear interest at rates from 5.50% to 8.87%. The estimated maturities of the notes outstanding, at December 31, 1999, during subsequent years were as follows (in millions):

YEAR                                                            AMOUNT
----                                                           --------
2000........................................................   $  727.0
2001........................................................      260.4
2002........................................................      200.0
2003........................................................         --
2004........................................................         --
Thereafter..................................................      200.0
                                                               --------
Total.......................................................   $1,387.4
                                                               ========

     (3) Effective January 1, 1999, First Capital entered into a tax sharing agreement with certain of its subsidiaries included in First Capital's consolidated return, which requires an allocation of the consolidated tax liability among these subsidiaries.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              CITICORP
                              (Registrant)


                              By: /s/ Roger W. Trupin
                                  ------------------------
                                  Name: Roger W. Trupin
                                  Title: Controller



Dated: October 17, 2000